UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 9, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 3.1

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Effective October 9, 2007, the Board of Directors (the “Board”) of Tekelec (the “Company”) appointed Ronald J. de Lange as Executive Vice President, Global Product Solutions of the Company. Mr. de Lange had previously served as President and General Manager of the Company’s Network Signaling Group.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Nasdaq Stock Market, LLC (“Nasdaq”) has adopted rules that require Nasdaq-listed companies to be eligible to participate in a direct registration system (“DRS”) by January 1, 2008. DRS refers to a system in which an issuer’s shares are uncertificated and held in book entry form only. To ensure that the Company’s securities are DRS eligible, on October 9, 2007, the Board amended Sections 2.7 and 2.8 of Article II of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to permit the Company’s securities to be either certificated or uncertificated, as determined from time to time by the Board. Prior to the amendment, the Bylaws required that all of the Company’s securities be certificated.
     A copy of the Company’s Bylaws, including the amendment approved by the Board on October 9, 2007, is included as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

The following Exhibit 3.1 is filed as part of this Form 8-K:
3.1	Amended and Restated Bylaws of Tekelec, as amended

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: October 11, 2007	By:	/s/ William H. Everett
William H. Everett
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Tekelec, as amended

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